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                                                                    Exhibit 10.2


                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT


     This is an Amended and Restated Employment Agreement ("AGREEMENT") dated as of October 26, 1995, between RES-CARE, INC., a Kentucky corporation (the "COMPANY"), and RONALD G. GEARY (the "EXECUTIVE").

                                    Recitals

     A. The Executive has been employed by the Company since February 5, 1990, and the services of the Executive, his managerial, legal and financial experience, and his knowledge of the affairs of the Company is of great value to the Company;

     B. The Executive possesses an intimate knowledge of the business and affairs of the Company, its policies, methods, personnel and plans for the future;

     C. The Company's Board of Directors recognizes that the Executive's contribution to the growth and success of the Company has been substantial and wishes to offer an inducement to the Executive to remain in the employ of the Company; and

     D. This Agreement amends, restates and supersedes in its entirety the Employment Agreement dated October 26, 1995, between the Company and the Executive.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

     1. EMPLOYMENT AND TERM. The Company hereby employs the Executive, and the Executive accepts such employment, upon the terms and conditions herein set forth for an initial term commencing as of September 15, 1995, and ending on September 14, 2000, subject to earlier termination only in accordance with the express provisions of this Agreement ("INITIAL TERM"). The Initial Term of this Agreement shall be automatically extended for additional 12 month periods (each an "ADDITIONAL TERM" and collectively the "ADDITIONAL TERMS"), commencing on September 15, 1999 and on each anniversary date of this Agreement thereafter, unless sooner terminated in accordance with the express provisions of this Agreement, so that the remaining period of the Term shall always equal two years. For purposes of this Agreement, the term "TERM" shall mean the Initial Term plus any Additional Terms.

     2.   DUTIES.

          (a) EMPLOYMENT AS PRESIDENT AND CHIEF EXECUTIVE OFFICER. During the Term the Executive shall serve as the Company's President and Chief Executive Officer. The Executive shall, subject to the supervision and control of the Company's Board of Directors, perform such duties and exercise such powers over and with regard to the Company's business as are presently being performed and exercised by him and such additional duties which are similar in nature and responsibility to those presently being performed by the Executive as may be prescribed from time to time by the Company's Board of Directors, including, without limitation, serving as a director and/or officer of the Company or one or more subsidiaries or affiliates of the Company, if elected to either or both of such positions, without any further salary or other compensation, including directors' fees.

          (b) TIME AND EFFORT. The Executive shall devote all of his business time, energies and talents exclusively to the Company's business and to no other business during the Term; provided, however, that subject to paragraph 7 of this Agreement, the Executive may (i) invest his personal assets in such form or manner as will not require his services in the operation of the affairs of the entities in which such investments are made, (ii) subject to satisfactory performance of the duties described in paragraph 2(a) of this Agreement, devote such time as 'may be reasonably required for him to continue to maintain his current level of participation in various civic and charitable activities, and
(iii) subject to satisfactory performance of the duties described in paragraph 2(a) of this Agreement, devote such time as may be reasonably required for him to continue to serving as a director on various for-profit and non-profit boards of directors, including without limitation, serving as director on the board of The First Capital Bank of Kentucky.

     3.   COMPENSATION.

          (a) BASE SALARY. The Company shall pay to the Executive during the Term a fixed, annual salary of $300,000.00, plus, beginning one year from the date of this Agreement, any cost of living increase determined in accordance with the formula set forth in paragraph 3(b) of this Agreement (the "BASE SALARY").

          (b) COMPUTATION OF COST OF LIVING INCREASES. The Executive's cost of living increase, if any, shall be determined as promptly as practicable after each anniversary of the date of this Agreement. The cost of living increase shall be determined as follows:

               (i) The basis of the computation shall be the "Consumer Price Index for Urban Wage Earners and Clerical Workers" (CPI-W with base 1982-84 =
100) (the "INDEX") published by the Bureau of Labor Statistics of the United States Department of Labor. If the Bureau of Labor Statistics at any time during the Term compiles the Index in a different manner than is in effect on the date of this Agreement, the Company shall have the right, in its reasonable discretion, to determine which Consumer Price Index as then compiled by the Bureau of Labor Statistics will be used for the purpose of this Agreement. Upon written notice to the Executive of its reasonable determination of any change, such Index shall be the "Index" for purposes of this Agreement.

               (ii) The Index for the month of August, 1995 shall be the "BASE INDEX NUMBER" and the Index for the month of August next preceding each determination shall be the "CURRENT INDEX NUMBER."

               (iii) The rate of the cost of living increase on any annual anniversary of this Agreement shall be determined by dividing the Current Index Number by the Base Index Number, and subtracting the integer 1 from the quotient, in accordance with the following formula: Rate = (Current Index Number/Base Index Number) - 1.


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               (iv) The product of the rate of the cost of living increase multiplied by $300,000.00 shall be the cost of living increase for that following 12 month period, effective on the applicable anniversary of the Term.

          (c) CASH BONUS. The Executive shall be entitled to the bonus described in Section 3(b) of the Employment Agreement dated January 1, 1991, between the Executive and the Company (the "1991 EMPLOYMENT AGREEMENT") for the 1995 calendar year, payable as described in the 1991 Employment Agreement. For the calendar year beginning January 1, 1996, and thereafter during the Term, the Executive shall be eligible for an annual bonus (or pro rata portion thereof) during the Term equal to 0% to 50% of Base Salary, based upon performance criteria to be mutually agreed upon by the Executive and the Board of Directors' Compensation Committee on or before January I of each year during the Term (the "CASH BONUS").

          (d)  INCENTIVE STOCK OPTION.

               (i) The Company hereby grants to the Executive, effective as of October 26, 1995 (the "EFFECTIVE DATE"), an incentive stock option (the "BASE OPTION") to purchase up to a total of 65,000 shares (the "OPTION SHARES") of the common stock of the Company, no par value, on the terms and conditions of and pursuant to the Res-Care, Inc. 1991 Incentive Stock Option Plan (the "PLAN"), at a price per share equal to fair market value (as defined in the Plan) as of the Effective Date (the "EXERCISE PRICE"). The Base Option is fully, vested and immediately exercisable by the Executive as of the Effective Date. The right to exercise the Base Option shall expire six years from the date of this Agreement, except as the right to exercise the Option is otherwise qualified by the terms of the Plan or this Agreement. The Company also agrees to grant to the Executive additional incentive stock options (each an "ADDITIONAL OPTION" and collectively, the "ADDITIONAL OPTIONS") to purchase (A) up to a total of 50,000 shares of the common stock of the Company ("COMPANY COMMON STOCK"), no par value, at the then fair market value, on the last Thursday of each February during the Term, commencing on the last Thursday of February 1997, and (B) 112,797 shares of Company Common Stock, no par value, at the fair market value on November 5, 1996 (the date of execution of this Amended and Restated Employment Agreement), and in each case otherwise on the terms and conditions of and pursuant to the Plan. The Additional Option described in clause (A) shall be fully vested and immediately exercisable on the respective date of issuance of such Additional Option and the Additional Option described in clause (B) shall become fully vested and immediately exercisable on March 15, 1997 (and prior to that date shall not be exercisable). The Base Option and the Additional Options shall be referred to as the "OPTION". The right to exercise each Additional Option shall expire six years from the date of issuance of such Additional Option. The Company's Board of Directors shall have approved the granting of the Base Option and the Additional Options as of the date of this Agreement.

               (ii) The Option is not transferable otherwise than by will or the laws of descent and distribution, and is exercisable during the Executive's lifetime only by him. The Option is not liable for or subject to, in whole or in part, the debts, contracts, liabilities, or torts of the Executive nor shall it be subject to garnishment, attachment, execution, levy or other legal or equitable process. A modification, extension or renewal of an outstanding incentive stock option, including the Option, shall be treated as the granting of a new incentive stock option to the extent required under applicable provisions of the Internal Revenue Code.


                                       3

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               (iii) The Option shall be subject to the provisions of the Plan and the Plan is incorporated in its entirety into this Agreement by this reference.

               (iv) The Option shall automatically terminate on the Date of Termination (as defined in paragraph 4(f) of this Agreement) with respect to all unexercised Option Shares, and the Executive shall be entitled to receive an amount equal to the number of Option Shares exercisable immediately prior to the Date of Termination multiplied by the excess, if any, of the fair market value (defined to mean the closing price of the Company's common stock on the last trading day prior to the Date of Termination) of each such Option Share over the Option Price (or zero, if the fair market value is less than or equal to the Option Price);

               (v) The Option may be exercised only by written notice by the Executive in the manner set forth in paragraph 10 of this Agreement. Such notice shall state the number of Option Shares in respect of which the option is being exercised and, if the Option Shares for which the option is being exercised are to be evidenced by more than one stock certificate, the denominations in which the stock certificates are to be issued; provided that no stock certificate shall be issued for less than 100 Option Shares. The notice shall be signed by the Executive. Such notice shall be accompanied by payment of the full Exercise Price of such Option Shares by cash or check payable to the order of the Company.

               (vi) The certificates for the Option Shares as to which the Option shall have been so exercised shall be registered in the name of the Executive and shall be delivered to the Executive at the address set forth in paragraph 10 of this Agreement. Each certificate shall bear any legend required under applicable state or federal securities laws.

               (vii) Subject to the limitations, expressed herein, the Option may be exercised with respect to all or a part of the Option Shares; provided, however, that no one exercise of the Option shall result in the issuance of less than 500 Option Shares.

               (viii) Neither the Executive nor any person claiming under or through the Executive shall be or have any rights or privileges of a stockholder of the Company in respect of any of the Option Shares, unless and until certificates representing such Option Shares shall have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

               (ix) In the event of a stock dividend, stock split or other subdivision, consolidation, reorganization or change in the shares of the Company Common Stock or otherwise with respect to the capital structure of the Company, the number of Option Shares shall be proportionately adjusted. All such adjustments shall be made so as not to constitute a modification within the meaning of Section 425 of the Internal Revenue Code of 1986, as amended (the "CODE").

               (x) If the Company shall be a party to a binding, agreement to any merger, consolidation, reorganization or sale of substantially all the assets of the Company, the Option shall pertain and apply to the securities and/or property which a share owner of the number of shares of Company Common Stock subject to the Option would be entitled to receive pursuant to such merger, consolidation, reorganization or sale of assets.


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               (xi) In the event that: (A) any person other than the Company shall acquire more than 50% of the Company Common Stock through a tender offer, exchange offer or otherwise; or (B) there shall be a sale of all or substantially all of the assets of the Company; then the Executive shall be entitled to receive in lieu of exercise of the Option, to the extent that it is then exercisable, a cash payment in an amount equal to the difference between the aggregate Exercise Price of such Option, or portion thereof, and (1) in the case of an event covered by (A) above, the final offer price per share paid for Company Common Stock, or such lower price as the Company's Board of Directors may determine is necessary to preserve the Option's status as an "incentive stock option" within the meaning of Section 422 of the Code, multiplied by the number of shares of Company Common Stock granted pursuant to the Option, and (2) in the case of an event covered by (B) above, the aggregate fair market value of the Option Shares, as determined by the Company's Board of Directors at such time. Any payment which the Company is required to make under this paragraph 3(d)(xi) shall be made within 15 business days following the event which results in the Executive's right to such payment. Notwithstanding anything in this paragraph 3(d)(xi) to the contrary, if an event covered by (A) above results in the Company receiving non-cash compensation, then the Executive's payment pursuant to this paragraph 3(d)(xi) shall, to the extent possible, be in the same form of non-cash payment as received by the Company's shareholders with respect to their shares of Company Common Stock.

          (e) OUT-OF-POCKET EXPENSES. The Company shall pay to the Executive the ordinary, necessary and reasonable expenses incurred by him in the performance of his duties hereunder (or if such expenses are paid directly by the Executive, shall reimburse him for such payment), provided that the Executive properly accounts therefor in accordance with the Company's policy.

          (f) PARTICIPATION IN BENEFIT PLANS. The Executive shall be entitled to participate in (i) health insurance, (ii) term life insurance, (iii) 401(k) plan, (iv) sick leave, and (v) long-term disability and other benefits generally made available to officers of the Company during the Term, which shall include all normal benefits available under the Company's current "Flex-Care" plan, subject to any eligibility, coverage, qualification or other limitations or restrictions applicable to such benefits. The Company further agrees to provide the Executive with the maximum disability insurance coverage permitted under the Company's Current "Flex-Care" plan, at the Company's expense.

          (g) VACATION; PROFESSIONAL LICENSES. The Executive shall be entitled to an annual vacation leave of three weeks at full pay, such vacation to be taken during each relevant year at time(s) mutually agreeable to the parties hereto. The Executive shall also be entitled to be absent from work for up to one week at full pay so as to maintain his CPA and law licenses. The Company shall pay all reasonable fees and expenses (including transportation, lodging, food and tuition) associated with such courses and shall also pay all state licensing fees and dues for local, state and federal professional associations in which the Executive is a member.

          (h) WITHHOLDING OF TAXES: INCOME TAX TREATMENT. If, upon the payment of any compensation or benefit to the Executive under this Agreement (including, without limitation, in connection with the exercise of the Option), the Company determines in its discretion that it is required to withhold or provide for the payment in any manner of taxes, including but not limited to, federal income or social security taxes, state income taxes or local income taxes, the Executive agrees that the Company may satisfy such requirement by:


                                       5

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(i) withholding an amount necessary to satisfy such withholding requirement from the Executive's compensation or benefit; or (ii) conditioning the payment or transfer of such compensation or benefit upon the Executive's payment to the Company of an amount sufficient to satisfy such withholding requirement. The Executive agrees that he will treat all of the amounts payable pursuant to this Agreement as compensation for income tax purposes.

          (i) OFFICE. The Company shall provide to the Executive during the Term at the Company's expense a fully equipped office in the Executive's home, in addition to his office at the corporate headquarters, including without limitation, all furniture, fax machine, copier, printer, computer, telephone, and all expenses associated with the use of such equipment, and all fees and costs for computer on-line services to monitor the various public markets. Upon termination of the Executive's employment with the Company, the Executive shall return to the Company, at the Company's expense, all equipment provided to the Executive pursuant to this paragraph 3(i).

          (j) FINANCIAL PLANNING. The Company agrees to pay all reasonable legal and accounting fees incurred each year during the Term by the Executive in connection with the Executive's personal tax and financial planning.

          (k) ANNUAL PHYSICAL. The Company shall pay any reasonable expenses for the Executive's annual physical that are not covered by insurance.

     4. TERMINATION. The Executive's employment hereunder may be terminated under this Agreement as follows, subject to the Executive's rights pursuant to paragraph 5 of this Agreement:

          (a) DEATH. The Executive's employment hereunder shall terminate upon his death.

          (b) DISABILITY. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties hereunder on a full-time basis for 90 consecutive calendar days, and within 30 days after written Notice of Termination is given (which may occur no earlier than 30 days before, but at any time after, the end of such 90-day period), the Executive shall not have returned to the performance of his duties hereunder on a full-time basis, the Company may terminate the Executive's employment hereunder.

          (c) CAUSE. The Company may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, the Company shall have "CAUSE" to terminate the Executive's employment because of the Executive's breach of fiduciary duty involving personal profit, repeated and gross neglect of or failure to perform his material duties under this Agreement, or conviction of, or plea of nolo contendere to, any law, rule or regulation (other than traffic violations or similar offenses).

          (d) WITHOUT CAUSE. By appropriate action of the Company's Board of Directors, the Company shall have the right to terminate the Executive's employment under this Agreement at any time without Cause.

          (e) NOTICE OF TERMINATION. Any termination during the term of this Agreement of the Executive's employment hereunder (other than termination pursuant to paragraphs 4(a) or (d) above) shall be communicated by written Notice of Termination to the Executive hereto. For purposes of this Agreement, a "NOTICE OF TERMINATION" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. If the Company's Board of Directors terminate the Executive pursuant to paragraph 4(d), then the Company shall notify the Executive that he is being terminated pursuant to paragraph 4(d) of this Agreement.

          (f) DATE OF TERMINATION. The "DATE OF TERMINATION" shall, for purposes of this Agreement, mean: (i) if the Executive's employment is terminated by his death, the date of his death; (ii) if the Executive's employment is terminated on account of disability pursuant to paragraph 4(b) above, 30 days after Notice of Termination is given (provided that the Executive shall not, during such 30-day period, have returned to the performance of his duties on a full-time basis), (iii) if the Executive's employment is terminated by the Company for Cause pursuant to paragraph 4(c) above, the date specified in the Notice of Termination, (iv) if the Executive's employment is terminated by the Company without Cause, pursuant to paragraph 4(d) above, 30 days after Notice of Termination is given, or (v) if the Executive's employment is terminated by the Executive's voluntary resignation, upon the date of notice of such resignation by the Executive or such later date as specified in such notice.

     5.   COMPENSATION UPON TERMINATION OR DURING DISABILITY.

          (a) DEATH. If the Executive's employment shall be terminated by reason of his death, the Executive shall continue to receive his full Base Salary until the date of his death and a Cash Bonus, prorated based upon the number of full months that have elapsed from the immediately preceding January 1 until the date of his death (plus any earned but unpaid Cash Bonus for a prior period).

          (b) DISABILITY. During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, the Executive shall continue to receive his full Base Salary until the Date of Termination and shall be entitled to receive a Cash Bonus, prorated based upon the number of full months that have elapsed from the immediately preceding January 1 until the Date of Termination (plus any earned but unpaid Cash Bonus for a prior period). Upon termination due to death prior to a termination as specified in the preceding sentence, paragraph 5(a) above shall apply.

          (c) CAUSE; VOLUNTARY RESIGNATION. If the Executive's employment shall be terminated for Cause or the Executive's voluntary resignation, the Company shall, through the Date of Termination, continue to pay the Executive his full Base Salary but the Executive shall not be entitled to receive a Cash Bonus (other than any earned but unpaid Cash Bonus for a prior period).

          (d) WITHOUT CAUSE. If the Executive's employment shall be terminated without Cause, the Executive shall continue to receive his full Base Salary for the balance of the Term. The Executive shall also be entitled to receive a Cash Bonus, prorated based upon the number of full months that have elapsed from the immediately preceding January 1 until the Date of Termination (plus any earned but unpaid Cash Bonus for a prior period).


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          (e)  NO FURTHER OBLIGATIONS AFTER PAYMENT. After all payments, if any, have been made to the Executive pursuant to paragraph 3(c) of this Agreement and any of paragraphs 5(a) through 5(d) of this Agreement, the Company shall have no further obligations to the Executive under this Agreement other than the provision of any employee benefits required to be continued under applicable law.

          (f) TERMINATION FOLLOWING CHANGE OF CONTROL. Notwithstanding anything else in this Agreement to the contrary, if any of the events constituting a Change of Control of the Company shall have occurred, then the Executive shall be entitled to an amount equal to (i) the unpaid balance of the Executive's full base salary through the Date of Termination at the rate in effect as of the Date of Termination, and (ii) an amount equal to the Executive's full base salary for 24 months at the rate in effect as of the Date of Termination, upon the concurrent or subsequent termination of the Executive's employment, or the voluntary resignation of the Employee, unless such termination is because of the Executive's death or for Cause. A "CHANGE OF CONTROL" of the Company shall mean a change of control of the Company which is of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("EXCHANGE ACT"); provided that, without limitation, such a change of control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner as defined in Rule l3d-3 under the Exchange A, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities; or (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Company's Board of Directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or (C) the Company's shareholders approve a merger or consolidation of the Company with another corporation if the Company's shareholders immediately before such vote will not, as a result of such merger or consolidation own more than 50% of the voting stock of the corporation resulting from such merger or consolidation; or (D) the business of the Company and its subsidiaries is disposed of pursuant to a partial or complete liquidation of the Company or its subsidiaries or the sale of substantially all of the assets of the Company or its subsidiaries, or otherwise.

     6. DUTIES UPON TERMINATION. Upon the Executive's termination of employment hereunder for any reason whatsoever, the Executive shall promptly return to the Company any Confidential Information (as hereinafter defined) and, whether or not constituting Confidential Information, any technical data, marketing plans, customer lists, rolodexes and any tape recordings, computer programs, disks, and any other physical representations of any information relating to the Company or to the Business (as hereinafter defined) of the Company. The Executive hereby acknowledges that any and all of such items, physical representations and information are and shall remain at all times the exclusive property of the Company.

     7.   RESTRICTIVE COVENANTS IN CONNECTION WITH THE EXECUTIVE'S EMPLOYMENT.

          (a) ACKNOWLEDGMENTS. The Executive acknowledges that (i) his services hereunder are of a special, unique and extraordinary character and that his position with the Company places him in a position of confidence and trust with the clients and employees of the Company and its affiliates and allows him access to Confidential Information, (ii) the nature and


                                       8

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periods of restrictions imposed by the covenants contained in this paragraph 7 are fair, and reasonable and necessary to protect and preserve for the Company the benefits of the Executive's employment hereunder, (iii) the Company would sustain great and irreparable loss and damage if the Executive were to breach any of such covenants, (iv) the Company conducts its business actively in and throughout the entire Territory, and (vi) the Territory is reasonably sized because the Business of the Company is scattered over a wide geographical area, and requires the entire Territory for profitable operations.

          (b) COVENANTS. Having acknowledged the foregoing, the Executive covenants and agrees with the Company that he will not, directly or indirectly, from the date of this Agreement until the later of (i) one year after the Date of Termination, or (ii) if the Executive receives payments after termination pursuant to paragraphs 5(c) or (d), then one year after the date that he ceases to receive such payments: (A) solicit, divert or appropriate to himself or any other person, or attempt to solicit or divert or appropriate to himself or any other person, any business or services (similar in nature to the Business) of any person who was a client, an employee or an agent of the Company or any affiliate of the Company at any time during the 12 months immediately preceding the Date of Termination (or if a Date of Termination has not occurred, the date of such solicitation, diversion or appropriation); or (B) own, manage, operate, join, control, assist, participate in or be connected with, directly or indirectly, as an officer, director, shareholder, partner, proprietor, employee, agent, consultant, independent contractor or otherwise, any person which is, at the time, directly or indirectly, in competition within the Territory with the Business of the Company or any affiliate of the Company. The Executive covenants further that, without limitation as to time, he will not, directly or indirectly disclose or use or otherwise exploit for his own benefit, or the benefit of any other person, except as may be necessary in the performance of his duties hereunder, any Confidential Information.

          (c)  DEFINITIONS. For purposes of this Agreement,

               (i) The "TERRITORY" shall mean the area described on SCHEDULE A to this Agreement.

               (ii) "CONFIDENTIAL INFORMATION" shall mean any business information relating to the Company or any of its affiliates or to the Business of the Company or any of its affiliates (whether or not constituting a trade secret), which has been or is treated by the Company or any of its affiliates as proprietary and confidential. without limiting the generality of the foregoing, so long as such information is treated by the Company or any of its affiliates as proprietary and confidential, Confidential Information shall include, information regarding the Company's or any of its affiliates' services, technology, processes, research, pricing, purchasing, accounting, operations, finances, marketing, employment practices, customer and prospective customer lists, agents and affiliates; provided, however, that Confidential Information shall not include any information that (A) has been lawfully disclosed on a non-confidential basis by the Company or any of its affiliates to any third party, (B) has been independently developed or disclosed by others, or (C) otherwise enters the public domain by lawful means.

               (iii) The "BUSINESS" of the Company and its affiliates shall mean any business engaged in by the Company or its affiliates during the Term.


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               (iv) The term "PERSON" shall mean an individual, a partnership, an association, a corporation, a trust, an unincorporated organization, or any other business entity or enterprise.

          (d) INJUNCTIVE RELIEF; INVALIDITY OF ANY PROVISION. The Executive acknowledges that his breach of any covenant contained in this paragraph 7 will result in irreparable injury to the Company and its affiliates and that the company's and the affiliate's remedy at law for such a breach will be inadequate. Accordingly, the Executive agrees and consents that the Company or any of its affiliates, in addition to all other remedies available to any of them at law and in equity, shall be entitled to seek both preliminary and permanent injunctions to prevent and/or halt a breach or threatened breach by the Executive of any covenant contained in this paragraph 7. If any provision of this paragraph 7 is invalid in part or in whole, it shall be deemed to have been amended, whether as to time, area covered or otherwise, as and to the extent required for its validity under applicable law and, as so amended, shall be enforceable. The parties further agree to execute all documents necessary to evidence such amendment.

     8. ENTIRE AGREEMENT; MODIFICATION; WAIVER. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. This Agreement supersedes (i) the 1991 Employment Agreement and the Employment Agreement Addendum dated November 25, 1991, except with respect to (A) the incentive stock option granted pursuant to the 1991 Employment Agreement, with respect to which the rights of the Executive shall not be affected by this Agreement, and (B) the bonus for the calendar year 1995 as provided for under the 1991 Employment Agreement and in paragraph 3(c) of this Agreement, with respect to which the rights of the Executive shall not be affected by this Agreement and (ii) the Employment Agreement dated as of October 26, 1995. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties hereto (other than as provided in the next to last sentence of paragraph 7(d) of this Agreement. No waiver of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

     9. SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and their respective heirs, executors, legal representatives, successors and assigns; provided, however, that this Agreement is intended to be personal to the Executive and the rights and obligations of the Executive hereunder may not be assigned or transferred by him.

     10. NOTICES. All notices, requests, demands and other communications required or permitted to be given or made under this Agreement, or any other agreement executed in connection therewith, shall be in writing and shall be deemed to have been given on the date of delivery personally or upon deposit in the United States mail postage prepaid by registered or certified mail, return receipt requested, to the appropriate party or parties at the following addresses (or at such other address as shall hereafter be designated by any party to the other parties by notice given in accordance with this paragraph
10):

          TO THE COMPANY:


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


          Res-Care, Inc.
          1300 Embassy Square
          Louisville, Kentucky 40299
          Attn: Chairman of the Board

          TO THE EXECUTIVE:

          Ronald G. Geary
          603 Flat Rock Road
          Louisville, Kentucky 40245

     11. EXECUTION IN COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     12. FURTHER ASSURANCES. The parties each hereby agree to execute and deliver all of the agreements, documents and instruments required to be executed and delivered by them in this Agreement and to execute and deliver such additional instruments and documents and to take such additional actions as may reasonably be required from time to time in order to effectuate the transactions contemplated by this Agreement.

     13. SEVERABILITY OF PROVISIONS. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

     14. GOVERNING LAW. This Agreement is executed and delivered in, and shall be governed by, enforced and interpreted in accordance with the laws of, the Commonwealth of Kentucky.

     15. TENSE; CAPTIONS. In construing this Agreement, whenever appropriate, the singular tense shall also be deemed to mean the plural, and vice versa, and the captions contained in this Agreement shall be ignored.

     16. SURVIVAL. The provisions of paragraph 7 of this Agreement shall survive the termination, for any reason, of this Agreement, in accordance with their terms.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above but actually on the dates set forth below.

                                       RES-CARE, INC.



                                       By:      /S/ James R. Fornear
                                          -----------------------------------

                                       Title:   Chairman
                                             --------------------------------



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


                                       Date:    11/5/96
                                            ---------------------------------



                                                /S/ Ronald G. Geary
                                       --------------------------------------
                                       RONALD G. GEARY

                                       Date:    11/5/96
                                            ---------------------------------




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